UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

Techpoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55843	80-0806545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 N. First Street, #550 San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including, Area Code: (408) 324-0588

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Japanese Depositary Shares, each representing one share of Common Stock, $0.0001 par value per share	M-6697	Tokyo Stock Exchange (Mothers Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 16, 2024, the Board of Directors of Techpoint, Inc. (the “Company”) approved a cash dividend of an aggregate of $0.50 per share of common stock (including common stock underlying its Japanese Depositary Shares (“JDS”)) for fiscal 2025, payable in two equal installments of $0.25 per share. The first installment of the dividend is payable to stockholders of record as of the close of business on January 31, 2025 and will be paid on or around February 14, 2025. The timing for receipt of the dividend payments by individual holders of the Company’s common stock and JDS will vary due to the payment process for JDS holders. The amount paid to JDS holders will be reduced by any applicable U.S. withholding income tax, and then converted into Japanese Yen. Once the dividend is converted into Japanese Yen, a distribution payment fee and any additional local taxes will be paid from the distribution amount. As a result, the net amount of the first dividend installment that is ultimately received by JDS holders will be less than $0.25 per JDS.

The payment will be made in accordance with and subject to the terms of the Trust Agreement dated August 31, 2017, between the Company; Mizuho Securities Co., Ltd.; Mitsubishi UFJ Trust and Banking Corporation; and The Master Trust Bank of Japan, Ltd., which agreement governs the rights of JDS holders.

The second installment of the dividend is currently anticipated to be paid in the third fiscal quarter of 2025. Future declarations of dividends, including those currently contemplated to be paid in 2025, and the establishment of future record dates and payment dates are subject to the final approval and determination of the Company’s Board of Directors. The Company’s Board of Directors reserves the right to cancel dividend payments prior to the applicable payment date in its discretion.

A copy of the press release announcing the cash dividend is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued on December 17, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

Although we believe that the expectations reflected in the Press Release are reasonable, we cannot guarantee future results, level of activity, performance or achievements. The Press Release only as of the date on which it is made. We disclaim any duty to update any of the Press Release after the date of the Press Release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Techpoint, Inc.

Date: December 17, 2024	By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer (Principal Executive Officer)